Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x
:
In re:	:	Chapter 11
:
FAT BRANDS INC., et al.,	:	Case No. 26-90126 (ARP)
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Debtors.[1]	:	(Jointly Administered)
:
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ORDER (I) AUTHORIZING

AND APPROVING DEBTORS’

ENTRY INTO PURCHASE AGREEMENT,

(II) AUTHORIZING SALE OF PURCHASED HOT DOG

ON A STICK ASSETS TO AMAZING BRANDS, LLC

(AND ITS PERMITTED ASSIGNS) FREE AND CLEAR

OF ALL LIENS, CLAIMS, AND INTERESTS, (III) approving

assumption anD assignment of DESIGNATED Contracts AND

DESIGNATION RIGHTS PROCEDURES, AND (IV) gRANTING RELATED RELIEF

Upon the motion [Docket No. 420] (the “Motion”)2 of the debtors in possession (the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”) for entry of an order (this “Order”): (i) approving and authorizing the sale of the Debtors’ assets free and clear of all claims, liens, liabilities, rights, interests, and encumbrances, (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases, and (iii) granting related relief; and the Court having entered the Order (I) Approving Bidding Procedures for Sale of Debtors’ Assets; (II) Establishing Procedures for Debtors’ Assumption and Assignment of Certain Executory Contracts and Unexpired Leases in Connection Therewith; (III) Scheduling Dates for an Auction and a Hearing to Consider Approval of any Resulting Sale; (IV) Approving Form and Manner of Notices Related Thereto; and (V) Granting Related Relief [Docket No. 595] (the “Bidding Procedures Order”); and the Debtors having conducted the Auction of the Assets on April 27, 2026, in accordance with the Bidding Procedures (as defined in the Bidding Procedures Order); and the Debtors having selected the Purchaser as the Successful Bidder; and the Debtors having filed and served the Notice of Successful Bidder With Respect to the Auction of Substantially All Assets Related to the Debtors’ Hot Dog On a Stick Restaurant Brand [Docket No. 1103]; and the Debtors having executed that certain Asset Purchase Agreement with Amazing Brands, LLC (together with its permitted assigns, the “Purchaser”), a copy of which is attached hereto as Exhibit 1 (as may be amended, modified, or supplemented in accordance with the terms of this Order and such agreement, the “Purchase Agreement”) with respect to the Acquired Assets (as defined in the Purchase Agreement); and this Court having considered the Purchase Agreement for the sale of the Acquired Assets free and clear of all Liens, Claims, and Interests (each as defined below) (the “Transaction”); and the Sale Hearing having been held on May 19, 2026; and the Court having reviewed and considered the relief sought in the Motion, the Purchase Agreement, all objections, if any, to the Motion, and the arguments of counsel made and the evidence proffered or adduced at the Sale Hearing; and all parties in interest having been heard or having had the opportunity to be heard regarding the Transaction and the relief requested in this Order; and due and sufficient notice of the Sale Hearing and the relief sought therein having been given under the particular circumstances of the Chapter 11 Cases and in accordance with the Bidding Procedures Order; and it appearing that no other or further notice need be provided; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and it appearing that the Court has jurisdiction over this matter; and it further appearing that the legal and factual bases set forth in the Motion, the First Day Declaration, the Declaration of Jeff Raithel in Support of Debtors’ Motion for Entry of an Order (I) Approving and Authorizing Sale of Debtors’ Assets Free and Clear of all Claims, Liens, Liabilities, Rights, Interests, and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases; and (III) Granting Related Relief, the Declaration of Sean D. Thueson in Support of Debtors’ Proposed Sale of Substantially All Assets Related to Hot Dog on a Stick Restaurant Brand Under Section 363 of the Bankruptcy Code to Amazing Brands LLC Pursuant to the Bidding Procedures, and at the Sale Hearing, establish just cause for the relief granted herein; and after due deliberation thereon,

[1]	A complete list of the Debtors in the Chapter 11 Cases and the last four digits of each Debtor’s taxpayer identification number (if applicable) may be obtained on the website of the Debtors’ claims and noticing agent at https://omniagentsolutions.com/FATBrands-TwinHospitality. The Debtors’ mailing address for purposes of the Chapter 11 Cases is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion or the Purchase Agreement, as applicable.

THE COURT HEREBY FINDS AND DETERMINES THAT:

A. Jurisdiction and Venue. This Court has jurisdiction over this matter and over the property of the Debtors’ estates, including the Acquired Assets, pursuant to 28 U.S.C. § 1334. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Court may enter a final order hereon under Article III of the United States Constitution. Venue of the Chapter 11 Cases and approval of the Transaction and the Debtors’ entry into, and performance under, the Purchase Agreement is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

B. Statutory Predicates. The statutory predicates for the relief granted herein are sections 105, 363 and 365 of the Bankruptcy Code. The relief granted herein is also authorized under Bankruptcy Rules 2002, 6004, 6006, 9006, 9007, 9008, and 9014, Bankruptcy Local Rules 2002-1 and 4002-1, and the Complex Case Procedures.

C. Bankruptcy Rule 7052. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. All findings of fact and conclusions of law announced by the Court at the Sale Hearing are hereby incorporated herein to the extent not inconsistent herewith.

D. Final Order. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). To any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, this Court expressly finds that there is no just reason for delay in the implementation of this Order, and authorizes the closing of all transactions contemplated hereby without regard to any stay or delay in its implementation.

E. Incorporation by Reference. Findings of fact and conclusions of law in the Bidding Procedures Order are incorporated herein by reference.

F. Notice. The Debtors gave due and proper notice of the sale process, the Auction, and the Sale Hearing by means of notices filed and served on April 9, 2026 [Docket No. 596] and May 6, 2026 [Docket No. 1205] (the “Sale Notices”). The Sale Notices constituted good, sufficient, and appropriate notice of the sale of the Acquired Assets under the particular circumstances, and no further notice is necessary with respect to the proposed sale of the Acquired Assets. The Sale Notices provided all interested parties with a reasonable opportunity to object and/or be heard regarding the relief granted herein. Other parties interested in bidding on the Acquired Assets were provided, pursuant to the Bidding Procedures Order and their own diligence, a copy of the Bidding Procedures and sufficient information to make an informed judgment on whether to bid.

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G. As evidenced by the affidavits of service [Docket Nos. 429, 986, 999, 1003, 1010, 1110, 1145, 1146, 1148, 1299] previously filed with this Court, and based on the representations of counsel at the Sale Hearing, due, proper, timely, adequate and sufficient notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs, the Purchase Agreement, this Order and the Transaction has been provided in accordance with sections 102(1), 363, and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006, 9006, 9007, and 9014, the Bankruptcy Local Rules, including, without limitation, Bankruptcy Local Rules 2002-1 and 4002-1, and the Complex Case Procedures. The Debtors have complied with all obligations to provide notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs, the Purchase Agreement, this Order and the Transaction as required by the Bidding Procedures Order. The foregoing notices are good, sufficient, and appropriate under the circumstances, and no other or further notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Auction, the Sale Hearing, the Assumption and Assignment Procedures, the Designated Contracts List, the proposed Cure Costs, the Purchase Agreement, this Order and/or the Transaction is or shall be required. A reasonable opportunity to object or be heard regarding the relief requested in the Motion and provided in this Order was afforded to all parties in interest.

H. Compliance with the Bidding Procedures Order. As demonstrated by the evidence proffered or adduced at the Sale Hearing and the representations of counsel at the Sale Hearing, the Debtors have complied in all material respects with the Bidding Procedures Order. The Debtors and their professionals have adequately and appropriately marketed the Acquired Assets in compliance with the Bidding Procedures and the Bidding Procedures Order, and in accordance with the proper discharge of the Debtors’ fiduciary duties. Based upon the record of these proceedings, creditors, other parties in interest, and prospective purchasers were afforded a reasonable and fair opportunity to bid for the Acquired Assets. The Bidding Procedures were substantively and procedurally fair to all parties and all potential bidders and afforded notice and a full, fair, and reasonable opportunity for any person to make a higher or otherwise better offer to purchase the Acquired Assets. The Debtors conducted the sale process without collusion and in accordance with the Bidding Procedures. In accordance with the Bidding Procedures Order, the Purchaser is the designated Successful Bidder, and the Purchase Agreement is designated the Successful Bid for the Acquired Assets enumerated therein.

I. The Transaction, including the form and total consideration to be realized by the Debtors under the Purchase Agreement, (i) constitutes the highest or otherwise best offer received by the Debtors for the Acquired Assets; (ii) is fair and reasonable; and (iii) is in the best interests of the Debtors, their estates, their creditors, and other parties in interest.

J. Business Judgment. The Debtors’ determination that the consideration provided by the Purchaser under the Purchase Agreement constitutes the highest or otherwise best offer for the Acquired Assets is reasonable and constitutes a valid and sound exercise of the Debtors’ business judgment.

K. The Debtors have demonstrated good, sufficient, and sound business reasons and justifications for entering into the Transaction and the performance of their obligations under the Purchase Agreement including, but not limited to, the fact that (i) the consideration provided by the Purchaser under the Purchase Agreement will provide a greater recovery for the Debtors’ estates than would be provided by any other available alternative, including a separate liquidation of the Acquired Assets; and (ii) unless the Transaction is concluded expeditiously as provided for in the Motion and pursuant to the Purchase Agreement, creditor recoveries will be diminished.

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L. Corporate Authority. The Debtors (i) have full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby or to be executed and delivered pursuant thereto, (ii) have all of the necessary corporate power and authority to consummate the Transaction, (iii) have taken all corporate action necessary to authorize and approve the Purchase Agreement and all other documents contemplated thereby or to be executed and delivered pursuant thereto, and the consummation of the Transaction, and (iv) subject to entry of this Order, need no consents or approvals, including any consents or approvals from any non-Debtor entities, other than those expressly set forth in the Purchase Agreement or this Order, to consummate the Transaction.

M. Good Faith. The sale process engaged in by the Debtors and the Purchaser including, without limitation, the Auction, which was conducted in accordance with the Bidding Procedures and the Bidding Procedures Order, and the negotiation of the Purchase Agreement, was at arm’s-length, non-collusive, conducted in good faith, and substantively and procedurally fair to all parties in interest. Neither the Debtors nor the Purchaser has engaged in any conduct that would cause or permit the Purchase Agreement or the Transaction to be avoided, or costs or damages to be imposed, under section 363(n) of the Bankruptcy Code.

N. The Debtors and the Purchaser have complied, in good faith, in all respects with the Bidding Procedures Order and the Bidding Procedures. The Debtors, and their management, boards of directors, Special Committees, employees, agents, advisors, and representatives, and the Purchaser and its respective employees, agents, advisors and representatives, each actively participated in the bidding process and in the Auction, and each acted in good faith and without collusion or fraud of any kind. The Purchaser subjected its bid to competitive bidding in accordance with the Bidding Procedures and was designated the Successful Bidder for the Acquired Assets in accordance with the Bidding Procedures and the Bidding Procedures Order.

O. The Purchaser is a good faith buyer within the meaning of section 363(m) of the Bankruptcy Code, and is therefore entitled to the full protection of that provision in respect of the Transaction, each term of the Purchase Agreement (and all other documents contemplated thereby or to be executed and delivered pursuant thereto) and each term of this Order, and otherwise has proceeded in good faith in all respects in connection with this proceeding. Neither the Debtors nor the Purchaser has engaged in any conduct that would prevent the application of section 363(m) of the Bankruptcy Code. The Debtors, on behalf of their estates, were free to deal with any other party interested in buying some or all of the Acquired Assets. The protections afforded by section 363(m) of the Bankruptcy Code are integral to the Transaction and the Purchaser would not consummate the Transaction without such protections.

P. The form and total consideration to be realized by the Debtors under the Purchase Agreement constitutes fair value, fair, full, and adequate consideration, reasonably equivalent value, and reasonable market value for the Acquired Assets.

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Q. Purchaser is not an Insider. Neither the Purchaser nor any of its affiliates, officers, directors, managers, shareholders, members or any of their respective successors or assigns is an “insider” of the Debtors, as that term is defined under section 101(31) of the Bankruptcy Code. No common identity of directors, managers, controlling shareholders, or members exists between the Debtors and the Purchaser.

R. No Fraudulent Transfer. The consideration provided by the Purchaser for the Acquired Assets pursuant to the Purchase Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Acquired Assets, (iii) will provide a greater recovery for the Debtors’ creditors and estates than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, and each state, territory, possession, and the District of Columbia.

S. The Purchase Agreement was not entered into, and neither the Debtors nor the Purchaser has entered into the Purchase Agreement or propose to consummate the Transaction, for the purpose of (i) escaping liability for any of the Debtors’ debts, or (ii) hindering, delaying or defrauding the Debtors’ present or future creditors, for the purpose of statutory and common law fraudulent conveyance and fraudulent transfer claims whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing.

T. Free and Clear. The Debtors are authorized to sell the Acquired Assets free and clear of the Liens, Claims, and Interests, other than Assumed Liabilities and Permitted Liens (each as defined in the Purchase Agreement), and as otherwise provided in the Purchase Agreement (with the Liens, Claims, or Interests attaching to the proceeds of the Transaction with the same nature, validity, priority, extent, perfection, and force and effect that the Liens, Claims, or Interests that encumbered the Acquired Assets immediately prior to the entry of this Order had) because, with respect to each creditor or other person or entity asserting a Lien, Claim, or Interest, one or more of the standards set forth in section 363(f)(l)–(5) of the Bankruptcy Code has been satisfied. The Debtors have, to the extent necessary, satisfied the requirements of section 363(b)(1) of the Bankruptcy Code.

U. Each creditor or other person or entity asserting a Lien, Claim, or Interest in the Acquired Assets: (i) has, subject to the terms and conditions of this Order, consented, or is deemed to have consented, to the Transaction, (ii) could be compelled in a legal or equitable proceeding to accept money satisfaction of such Lien, Claim, or Interest, or (iii) otherwise falls within the provisions of section 363(f) of the Bankruptcy Code. Those holders of the Liens, Claims, and Interests who did not object (or who ultimately withdrew their objections, if any) to the sale of the Acquired Assets and Transaction or the Motion are deemed to have consented to the Motion, sale of the Acquired Assets, and Transaction pursuant to section 363(f)(2) of the Bankruptcy Code.

V. The Purchaser would not have entered into the Purchase Agreement and the other documents contemplated thereby or to be executed and delivered pursuant thereto and would not consummate the transactions contemplated thereby, including, without limitation, the Transaction, if (i) the transfer of the Acquired Assets were not free and clear of all Liens, Claims, and Interests or (ii) the Purchaser would, or in the future could, be liable for or subject to any such Liens, Claims, and Interests based on any transferee or successor liability.

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W. The Purchaser will not consummate the Transaction, unless this Court expressly orders that none of the Purchaser, its respective affiliates, its respective present or contemplated members or shareholders, or the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff, or otherwise, directly or indirectly, any Liens, Claims, and Interests. Not transferring the Acquired Assets free and clear of all Liens, Claims, and Interests would adversely impact the Debtors’ efforts to maximize the value of their estates, and the transfer of the Acquired Assets other than pursuant to a transfer that is free and clear of all Liens, Claims, and Interests would be of substantially less benefit to the Debtors’ estates.

X. The Purchaser would not have entered into the Purchase Agreement and the other documents contemplated thereby or to be executed and delivered pursuant thereto and would not consummate the Transaction if: (i) the Purchaser would not be authorized, as of the Closing, to operate under or renew any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Acquired Assets; (ii) such licenses, permits, registrations, and governmental authorizations or approvals would not be deemed to have been transferred to the Purchaser as of the Closing (except as expressly set forth under the Purchase Agreement); and (iii) existing licenses or permits applicable to the business would not remain active and in place for the Purchaser’s benefit until either new licenses and permits are obtained or existing licenses and permits are transferred.

Y. No Successor, Transferee, or Similar Liability. The Transaction does not amount to a consolidation, merger, or de facto merger of either the Purchaser, on the one hand, and any of the Debtors and/or their estates, on the other. There is not substantial continuity between either the Purchaser on the one hand, and the Debtors, on the other. There is no continuity of enterprise between either the Purchaser, on the one hand, and the Debtors, on the other. The Purchaser is not (i) a mere continuation of the Debtors or their estates or (ii) a successor to the Debtors or their estates.

Z. Without limiting the generality of the foregoing, and other than as may be set forth in the Purchase Agreement, none of the Purchaser, its affiliates, the present or contemplated members or shareholders of the Purchaser, or the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff, or otherwise, directly or indirectly, any Liens, Claims, and Interests relating to any U.S. federal, state or local income tax liabilities, that the Debtors may incur in connection with consummation of the Transaction, or that the Debtors have otherwise incurred prior to the consummation of the Transaction.

AA. Validity of Transfer. The consummation of the Transaction is legal, valid and properly authorized under all applicable provisions of the Bankruptcy Code, including, without limitation, sections 105(a), 363(b), 363(f), 363(m), 365(a), 365(b) and 365(f) thereof, and all of the applicable requirements of such sections have been complied with in respect of the Transaction. Upon the Closing (as defined in the Purchase Agreement), the Purchaser shall be fully and irrevocably vested in all right, title, and interest in, and to, each of the Acquired Assets, including (without limitation) all Owned Intellectual Property, free and clear of all Liens, Claims, and Interests.

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BB. The Purchase Agreement has been duly and validly executed and delivered by the Debtors and, subject to the terms of the Purchase Agreement, shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with its terms, and all other documents contemplated by the Purchase Agreement or to be executed and delivered pursuant thereto, when executed and delivered by Debtors, shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their respective terms. The Purchase Agreement and all other documents contemplated thereby or to be executed and delivered pursuant thereto, the Transaction, and the consummation thereof shall be specifically enforceable against and binding upon (without posting any bond) the Debtors and any chapter 7 or chapter 11 trustee appointed in the Chapter 11 Cases (or any successor case(s)), and shall not be subject to rejection or avoidance for any reason by the foregoing parties or any other person.

CC. Compelling Circumstances for an Immediate Sale. To maximize the value of the Acquired Assets, it is essential that the Transaction occur within the time constraints set forth in the Purchase Agreement. Time is of the essence in consummating the Transaction. Accordingly, there is cause to waive the stays provided for in Bankruptcy Rules 6004 and 6006.

DD. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the Transaction, prior to, and outside of, a chapter 11 plan because, among other things, the Debtors’ estates would suffer irreparable harm if the relief requested in the Motion is not granted on an expedited basis. The Transaction neither impermissibly restructures the rights of the Debtors’ creditors nor impermissibly dictates the terms of a chapter 11 plan for the Debtors, and therefore, does not constitute a sub rosa plan.

EE. Assumption, Assignment and/or Transfer of the Assumed Contracts. The Debtors have demonstrated (i) that it is an exercise of their sound business judgment to assume and assign the executory contracts, including franchise agreements, and unexpired leases (collectively, the “Assumed Contracts”) set forth on the schedule attached hereto as Exhibit 2 (the “Cure Schedule”) (as such Cure Schedule may be updated in accordance with the Purchase Agreement) to the Purchaser in connection with the consummation of the Transaction and (ii) that the assumption and assignment of the Assumed Contracts to the Purchaser is in the best interests of the Debtors, their estates, their creditors, and other parties in interest. The Assumed Contracts are an integral component of the Transaction and, accordingly, such assumption, assignment and cure of any defaults under the Assumed Contracts are reasonable and enhance the value of the Debtors’ estates. Each and every provision of the documents governing the Acquired Assets or applicable non-bankruptcy law that purports to prohibit, restrict, or condition, or could be construed as prohibiting, restricting, or conditioning assignment of any of the Acquired Assets (including, without limitation, any provision related to intellectual property connected to the Acquired Assets), if any, has been or will be satisfied or are otherwise unenforceable under section 365 of the Bankruptcy Code. Any non-Debtor counterparty to an Assumed Contract that has not filed with the Court an objection to such assumption and assignment in accordance with the terms of the Motion is deemed to have consented to such assumption and assignment. Notwithstanding the foregoing, the findings in this paragraph with respect to cure, adequate assurance of future performance, and consent to assumption and assignment shall not apply to any Reserved Lease, the assumption and assignment of which shall be subject to the Lease Designation Procedures (as defined below) set forth in paragraph 30 of this Order.

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FF. To the extent necessary or required by applicable law, the Purchaser, on behalf of the Debtors, will have as of the Closing (or promptly following the Closing in accordance with the Purchase Agreement): (i) cured, or provided adequate assurance of cure, of any default existing prior to the Closing with respect to the Assumed Contracts, within the meaning of sections 365(b)(1)(A) and 365(f)(2)(A) of the Bankruptcy Code, and (ii) provided compensation, or adequate assurance of compensation, to any party for any actual pecuniary loss to such party resulting from such default, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code. The respective cure amounts (“Cure Costs”) set forth on the Cure Schedule are the sole amounts necessary under sections 365(b)(1)(A) and 365(f)(2)(A) of the Bankruptcy Code to cure all such monetary defaults and pay all actual pecuniary losses under the Assumed Contracts; provided, that a counterparty to an Assumed Contract shall not be barred from seeking additional amounts on account of any defaults occurring between the deadline to object set forth in the applicable Assumption Notice and the Closing. The effectiveness of the assignment of an Assumed Contract to the Purchaser is subject to (a) the terms of the Purchase Agreement and (b) the satisfaction of the applicable Cure Cost for such Assumed Contract. Notwithstanding the foregoing, the findings in this paragraph with respect to cure, adequate assurance of future performance, and consent to assumption and assignment shall not apply to any Reserved Lease, the assumption and assignment of which shall be subject to the Lease Designation Procedures set forth in paragraph 30 of this Order.

GG. The promise of the Purchaser to perform the obligations first arising under the Assumed Contracts after their assumption and assignment to the Purchaser constitutes adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code to the extent that any such assurance is required and not waived by the counterparties to such Assumed Contracts. Any objections to the foregoing, the determination of any Cure Costs, or otherwise related to or in connection with the assumption, assignment, or transfer of any of the Assumed Contracts to the Purchaser are hereby overruled on the merits. Those non-Debtor counterparties to Assumed Contracts who did not object to the assumption, assignment, or transfer of their applicable Assumed Contract, or to their applicable Cure Cost, are deemed to have consented thereto for all purposes of this Order. Notwithstanding the foregoing, the findings in this paragraph with respect to cure, adequate assurance of future performance, and consent to assumption and assignment shall not apply to any Reserved Lease, the assumption and assignment of which shall be subject to the Lease Designation Procedures (as defined below) set forth in paragraph 30 of this Order.

HH. The assumption and assignment of the Assumed Contracts (i) is necessary to sell the Acquired Assets to the Purchaser, (ii) allows the Debtors to sell a portion of their business to the Purchaser as a going concern, (iii) limits the losses suffered by counterparties to the Assumed Contracts, and (iv) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ estates by avoiding the rejection of the Assumed Contracts.

II. The legal and factual bases set forth in the Motion and presented at the Sale Hearing establish just cause for the relief granted herein.

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NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1. The Motion is granted as provided herein, and entry into and performance under, and in respect of, the Purchase Agreement and the consummation of the Transaction contemplated thereby is authorized and approved.

2. Any objections and responses to the Motion or the relief requested therein (except with respect to objections to Cure Costs and/or the potential assignment of unexpired leases, which shall be determined pursuant to paragraphs 24–27) that have not been withdrawn, waived, settled, or resolved, and all reservation of rights included in such objections and responses, are overruled on the merits and denied with prejudice. All persons and entities given notice of the Motion that failed to object timely thereto are deemed to consent to the relief granted herein, including for purposes of sections 363(f)(2), 365(c)(1), and 365(e)(2) of the Bankruptcy Code.

3. Notice of the Motion and Sale Hearing was adequate, appropriate, fair and equitable under the circumstances and complied in all respects with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, and 6006 and the Bidding Procedures Order, and as such no further or other notice is required.

A. Approval of the Purchase Agreement

4. The Purchase Agreement, and all other documents contemplated thereby or to be executed and delivered pursuant thereto, the Transaction contemplated thereby, and all the terms and conditions thereof, are approved. The failure to include any particular provision of the Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision and the Court hereby authorizes and approves the Purchase Agreement in its entirety.

5. The Debtors and their respective officers, employees and agents are authorized and directed to take any and all actions necessary, appropriate or reasonable to perform, consummate, implement and close the Transaction, including, without limitation, (i) the sale to the Purchaser of all Acquired Assets, in accordance with the terms and conditions set forth in the Purchase Agreement and this Order, and (ii) execution, acknowledgment and delivery of such deeds, assignments, conveyances and other assurance, documents and instruments of transfer and any action for the purposes of assigning, transferring, granting, conveying and confirming to the Purchaser, or reducing to possession, the Acquired Assets, all without further order of this Court. The Debtors are further authorized to pay, without further order of this Court, whether before, at or after the Closing, any expenses or costs that are required to be paid by the Debtors under the Purchase Agreement, this Order, or the Bidding Procedures Order, in order to consummate the Transaction or perform their obligations under the Purchase Agreement.

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6. All persons and entities, including, without limitation, the Debtors, the Debtors’ estates, any and all debt security holders, equity security holders, governmental tax and regulatory authorities, lenders, customers, vendors or other trade creditors, employees, former employees, litigation claimants, trustees, and any other creditors (or any affiliate, agent, successor, or assign of any of the foregoing) who may or do hold Liens, Claims, and Interests against the Debtors or the Acquired Assets, arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, the operation or ownership of the Acquired Assets by the Debtors prior to the Closing, or the Transaction, are hereby prohibited, forever barred, estopped, and permanently enjoined from asserting or pursuing such Liens, Claims, and Interests against the Purchaser, its affiliates, successors, assigns, or property, or the Acquired Assets, including, without limitation, taking any of the following actions with respect to any Liens, Claims, and Interests: (i) commencing or continuing in any manner any action, whether at law or in equity, in any judicial, administrative, arbitral, or any other proceeding, against the Purchaser or its affiliates, successors, assigns, assets, or properties (including the Acquired Assets); (ii) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Purchaser or its affiliates, successors, assigns, assets, or properties (including the Acquired Assets), and/or properties; (iii) creating, perfecting, or enforcing any Claim against the Purchaser or its affiliates, successors, assigns, assets, or properties (including the Acquired Assets); (iv) asserting a Claim as a setoff, or right of subrogation, of any kind against any obligation due against the Purchaser, its affiliates or any of their respective successors or assigns; or (v) commencing or continuing any action in any manner or place that does not comply, or is inconsistent, with the provisions of this Order, the Purchase Agreement, or the agreements or actions contemplated or taken in respect thereof, including the Debtors’ ability to transfer the Acquired Assets to the Purchaser in accordance with the terms of this Order and the Purchase Agreement. No such Person shall assert or pursue any such Claim against the Purchaser or its affiliates, successors or assigns.

7. The sale of the Acquired Assets to the Purchaser under the Purchase Agreement constitutes a transfer for reasonably equivalent value and fair consideration under the Bankruptcy Code and laws of all applicable jurisdictions, including, without limitation, the laws of each jurisdiction in which the Acquired Assets are located, and the sale of the Acquired Assets to the Purchaser may not be avoided under any statutory or common law fraudulent conveyance and fraudulent transfer theories whether under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof or the District of Columbia or any other applicable jurisdiction with laws substantially similar to the foregoing.

B. Transfer of the Acquired Assets Free and Clear

8. To the fullest extent permitted by, and pursuant to, sections 105(a) and 363(f) of the Bankruptcy Code, the Acquired Assets shall be sold free and clear of all Liens, Claims, and Interests, as set forth in the Purchase Agreement, including:

i.	liens (including, without limitation, mechanics’, materialmen’s, and other consensual and non-consensual liens and statutory liens), mortgages, restrictions, hypothecations, charges of any kind or nature, indentures, loan agreements, instruments, leases, subleases, capital leases, encroachments, licenses, burdens, options, privileges, deeds of trust, security interests, equity interests, conditional sale or other title retention agreements, covenants, pledges, judgments, demands, guarantees, encumbrances, easements, defects in title, servitudes, regulatory violations by any governmental entity (to the extent permitted by law), decrees of any court or foreign or domestic governmental entity, and debts arising in any way in connection with any agreements, acts, or failures to act;

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ii.	interests, obligations, liabilities, demands, guaranties, options, restrictions, and contractual or other commitments;

iii.	rights, including, without limitation, defenses, rights of first refusal, rights of offset (except for offsets exercised prior to the Petition Date, motions seeking authority to setoff filed in the Chapter 11 Cases, or timely filed proofs of claim asserting setoff rights), rights of setoff, rights of way, recoupment rights, contract rights, subrogation rights, exoneration rights, labor rights, equitable rights, employment rights, pension rights, and rights of recovery;

iv.	to the extent permitted by law, charges or restrictions of any kind or nature, including, without limitation, any restriction on the use, transfer, receipt of income or other exercise of any attributes of ownership of the Acquired Assets, including, without limitation, consent of any Person to assign or transfer any of the Acquired Assets;

v.	debts arising in any way in connection with any agreements, acts, or failures to act, of the Debtors or any of the Debtors’ predecessors or affiliates; and

vi.	claims (as that term is defined under section 101(5) of the Bankruptcy Code), including claims for reimbursement, contribution claims, indemnity claims, subrogation claims, exoneration claims, alter-ego claims, products liability claims, environmental claims (including, without limitation, toxic tort claims) labor claims, pension claims, equitable claims, including claims that may be secured or entitled to priority under the Bankruptcy Code, tax claims, reclamation claims, adverse claims of any kind, and pending litigation claims;

whether known or unknown, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or un-matured, material or nonmaterial, disputed or undisputed, whether arising prior to or during the Debtors’ bankruptcy cases, and whether imposed by agreement, understanding, law, equity, or otherwise, including claims otherwise arising under any theory, law, or doctrine of successor liability or related theories, and whether occurring or arising before, on or after the Petition Date, or occurring or arising prior to the Closing (each, a “Lien, Claim, or Interest” and collectively, the “Liens, Claims, and Interests”); provided, that the foregoing definition of Liens, Claims and Interests is not inclusive of the Assumed Liabilities and Permitted Liens.

9. Effective as of the Closing, all of the Debtors’ right, title and interest in and to, and possession of, the Acquired Assets shall be immediately vested in the Purchaser pursuant to sections 105(a), 363(b), and 363(f) of the Bankruptcy Code free and clear of any and all Liens, Claims, and Interests. Such transfer shall constitute a legal, valid, binding and effective transfer of, and shall vest the Purchaser with, all of the Debtors’ right, title and interest in and to, and possession of, the Acquired Assets. All persons or entities, presently or on or after the Closing, in possession of some or all of the Acquired Assets are authorized and directed to surrender possession of the Acquired Assets to the Purchaser on the Closing or at such time thereafter as the Purchaser may request.

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10. This Order is and shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal and local officials and all other persons and entities who may be required by operation of law, the duties of their office or contract, to accept, file, register or otherwise record or release any documents or instruments; and each of the foregoing persons and entities is hereby authorized to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the Transaction.

11. Without limiting the foregoing, all domain name registrars (including, without limitation, any ICANN-accredited registrar of record for any domain name included in the Acquired Assets), social media platforms, and any other Person that maintains, hosts, administers, or controls any domain name registration, social media account, or other online account or digital asset included in the Acquired Assets are hereby authorized and directed, upon the Closing and upon receipt of a copy of this Order or any document executed in connection with the Transaction (including the Domain and Social Media Assignment Agreement executed pursuant to the Purchase Agreement), to cooperate with and promptly effectuate the transfer of all such domain names, social media accounts, and other online accounts and digital assets to the Purchaser or its designee, including by, (i) updating all registrant, administrative, technical, and billing contact information; (ii) unlocking any domain name for transfer and providing or processing any authorization codes necessary to complete the transfer; (iii) transferring administrative and account ownership of any social media account, including all associated content, followers, analytics data, advertising accounts, and verification status; and (iv) taking any and all other actions necessary or appropriate to vest the Purchaser with full ownership, administrative access, and operational control of such domain names, accounts, and digital assets. No registrar, platform, or other Person subject to this paragraph shall interfere with, delay, condition, or refuse to effectuate any such transfer based on (i) any terms of service, acceptable use policy, or other platform policy; (ii) any contractual restriction on transfer or assignment; (iii) any claim, lien, or interest of any third party in or to such domain names, accounts, or digital assets; or (iv) any other reason, in each case except to the extent required by applicable non-bankruptcy law that is not preempted by sections 105(a) and 363 of the Bankruptcy Code. The Court retains exclusive jurisdiction under sections 105(a) and 363 of the Bankruptcy Code to compel compliance with this paragraph and to adjudicate any dispute arising from a registrar’s, platform’s, or other Person’s failure to cooperate with or effectuate the transfer of any domain name, social media account, or digital asset as directed herein.

12. All persons are hereby prohibited and enjoined from taking any action that would adversely affect or interfere with, or that would be inconsistent with, the ability of the Debtors to sell and transfer the Acquired Assets to the Purchaser in accordance with the terms of the Purchase Agreement and all other documents contemplated thereby or to be executed and delivered pursuant thereto, the other Transaction documents, or this Order.

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13. Except as otherwise expressly provided in the Purchase Agreement or this Order, all persons and entities (and their respective successors and assigns), including, but not limited to, any and all debt security holders, equity security holders, affiliates, foreign, federal, state and local governmental, tax and regulatory authorities, lenders, customers, vendors or other trade creditors, employees, former employees, litigation claimants and other creditors holding Liens, Claims, and Interests against the Debtors or the Acquired Assets arising under or out of, in connection with, or in any way relating to, the Debtors, the Debtors’ predecessors or affiliates, the Acquired Assets, the ownership, sale or operation of the Acquired Assets prior to Closing or the transfer of the Acquired Assets to the Purchaser, are hereby forever barred, estopped and permanently enjoined from asserting or prosecuting any cause of action or any process or other act or seeking to collect, offset, or recover on account of any Liens, Claims, or Interests against the Purchaser, its successors or assigns, their property or the Acquired Assets. Following the Closing, no holder of any Claim shall interfere with the Purchaser’s title to or use and enjoyment of the Acquired Assets based on or related to any such Claim or based on any action or omission of any Debtor.

14. The Debtors are authorized and directed to execute such documents as may be necessary to release any Liens, Claims, or Interests of any kind against the Acquired Assets as such Liens, Claims, or Interests may have been recorded or may otherwise exist. If any person or entity that has filed financing statements, lis pendens or other documents or agreements evidencing Liens, Claims, or Interests against or in the Acquired Assets shall not have delivered to the Debtors prior to the Closing of the Transaction, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Liens, Claims, and Interests that such person or entity has with respect to the Acquired Assets: (i) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of such person or entity with respect to the Acquired Assets; (ii) the Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all such Liens, Claims, and Interests against the Purchaser and the applicable Acquired Assets; (iii) the Debtors’ creditors and the holders of any Liens, Claims, and Interests are authorized to execute such documents and take all other actions as may be necessary to terminate, discharge or release their Liens, Claims, and Interests in the Acquired Assets; and (iv) the Purchaser may seek in this Court or any other court to compel appropriate parties to execute termination statements, instruments of satisfaction and releases of all such Liens, Claims, and Interests with respect to the Acquired Assets. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department or office, and such agencies, departments and offices are authorized to accept this Order for filing or recording. Notwithstanding the foregoing, the provisions of this Order authorizing the sale and assignment of the Acquired Assets free and clear of Liens, Claims, and Interests shall be self-executing, and neither the Debtors nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents or other instruments in order to effectuate, consummate and implement the provisions of this Order.

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15. No governmental unit (as defined in section 101(27) of the Bankruptcy Code) or any representative thereof may deny, revoke, suspend or refuse to renew any permit, license or similar grant relating to the operation of the Acquired Assets on account of the filing or pendency of the Chapter 11 Cases or the consummation of the Transaction to the extent that any such action by a governmental unit or any representative thereof would violate section 525 of the Bankruptcy Code.

16. The Purchaser shall be authorized, as of the Closing, to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Acquired Assets, and all such licenses, permits, registrations, and governmental authorizations or approvals are deemed to have been, and hereby are, directed to be transferred to such Purchaser as of the Closing (except as expressly set forth under the Purchase Agreement). All existing licenses or permits applicable to the business shall remain active, in place, and, as applicable, shall be renewed for the Purchaser’s benefit until either new licenses and permits are obtained or existing licenses and permits are transferred in accordance with applicable administrative procedures.

C. No Successor or Transferee Liability

17. Upon the Closing, except as provided in the Purchase Agreement, the entry of this Order and the approval of the terms of the Purchase Agreement shall mean that the Purchaser (and any of its affiliates, successors, or assigns), as a result of any action taken in connection with the Purchase Agreement, the consummation of the Transaction contemplated thereby, or the transfer or operation of the Acquired Assets, shall not be deemed to: (i) be a legal successor or successor employer of or to any Debtor (including with respect to any health or benefit plans), or otherwise be deemed a successor of or to any Debtor, and shall instead be, and be deemed to be, a new employer with respect to all federal or state laws, including any unemployment compensation or tax laws, or any other similar federal or state laws; (ii) have, de facto, or otherwise, merged or consolidated with or into any Debtor; (iii) be an alter ego or a mere continuation or substantial continuation of any Debtor or the enterprise of any Debtor; or (iv) be holding itself out to the public as a continuation of any Debtor or any Debtor’s estate, including, in the case of each of (i)–(iv), without limitation, (a) within the meaning of any foreign, federal, state or local revenue law, pension law, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the WARN Act (29 U.S.C. §§ 2101 et seq.) (“WARN”), to the greatest degree allowed by applicable law the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”), the Fair Labor Standard Act, Title VII of the Civil Rights Act of 1964 (as amended), the Age Discrimination and Employment Act of 1967 (as amended), the Federal Rehabilitation Act of 1973 (as amended), the National Labor Relations Act, 29 U.S.C. § 151, et seq., or (b) in respect of (1) to the greatest degree allowed by applicable law any environmental liabilities, debts, claims or obligations arising from conditions first existing on or prior to the Closing (including, without limitation, the presence of hazardous, toxic, polluting, or contaminating substances or wastes), which may be asserted on any basis, including, without limitation, under CERCLA, (2) any liabilities, penalties, costs, debts or obligations of, or required to be paid by, the Debtors for any taxes of any kind for any period, labor, employment, or other law, rule or regulation (including, without limitation, filing requirements under any such laws, rules or regulations), or (3) any products liability law or doctrine with respect to the Debtors’ liability under such law, rule or regulation or doctrine.

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18. Without limiting the generality of the foregoing, and except as otherwise provided in the Purchase Agreement and this Order, neither the Purchaser nor any of its affiliates shall have any responsibility for any (i) liability or other obligation of the Debtors related to the Acquired Assets, or (ii) Claims or defenses against the Debtors or any of their predecessors or affiliates. By virtue of the Purchaser’s purchase of the Acquired Assets, neither the Purchaser nor any of its affiliates shall have any liability whatsoever with respect to the Debtors’ (or their predecessors’ or affiliates’) respective businesses or operations or any of the Debtors’ (or its predecessors’ or affiliates’) obligations based, in whole or part, directly or indirectly, on any theory of successor or vicarious liability of any kind or character, or based upon any theory of antitrust, to the greatest degree allowed by applicable law environmental (including, but not limited to CERCLA), successor or transferee liability, de facto merger or substantial continuity, labor and employment (including, but not limited to, WARN) or products liability law, whether known or unknown as of the Closing, now existing or hereafter arising, asserted or unasserted, fixed or contingent, liquidated or unliquidated, including any liabilities or non-monetary obligations on account of the Debtors’ employment agreements or health or benefit plans, any settlement or injunction or any liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of the Acquired Assets prior to the Closing (collectively, with the potential claims set forth in paragraph 14, “Successor or Transferee Liability”). The Purchaser would not have acquired the Acquired Assets but for the foregoing protections against Successor or Transferee Liability.

19. None of the Purchaser or its affiliates, successors, assigns, equity holders, employees or professionals shall have or incur any liability to, or be subject to any action by the Debtors or any of their estates, predecessors, successors, or assigns, arising out of the negotiation, investigation, preparation, execution, delivery of the Purchase Agreement and the entry into and consummation of the sale of the Acquired Assets, except as expressly provided in the Purchase Agreement or this Order.

20. Notwithstanding anything to the contrary in the Purchase Agreement, the Transaction and the execution, delivery, and/or recordation of any and all documents or instruments necessary or desirable to consummate it, are exempt from any and all stamp taxes, and/or sales, transfer, or other similar taxes, and any transfer fees or other similar costs incurred or assessed by any federal, state, local, or foreign taxing authority (including interest and penalties, if any) to the maximum extent permitted by applicable law. Pursuant to sections 105(a) and 363 of the Bankruptcy Code, all Governmental Units and Persons (as defined in sections 101(27) and 101(41) of the Bankruptcy Code, respectively) are hereby enjoined from taking any action against the Purchaser to recover any claim which such Person or Governmental Unit has or may assert against the Debtors (as such claims exist immediately prior to the Closing) relating to a stamp, transfer tax, or similar tax arising from the transfer of the Acquired Assets to the Purchaser. The so-called “bulk sales,” “bulk transfer,” or other similar laws do not apply to the Transaction and the execution, delivery, and/or recordation of any and all documents or instruments necessary or desirable to consummate the Transaction.

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D. Good Faith; Arm’s Length Sale

21. The Purchase Agreement has been negotiated, and the Transaction contemplated thereby is and has been undertaken, by the Debtors, the Purchaser and their respective representatives at arm’s length, without collusion and in “good faith,” as such term is defined in section 363(m) of the Bankruptcy Code. Accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Transaction shall not affect the validity of the Transaction or any term of the Purchase Agreement and shall not permit the unwinding of the Transaction. The Purchaser is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the full protections under section 363(m) of the Bankruptcy Code.

22. Neither the Debtors nor the Purchaser has engaged in any conduct that would cause or permit the Purchase Agreement or the Transaction contemplated thereby to be avoided, or for costs, or damages or costs, to be imposed, under section 363(n) of the Bankruptcy Code. The consideration provided by the Purchaser for the Acquired Assets under the Purchase Agreement is fair and reasonable, and the Transaction may not be avoided under section 363(n) of the Bankruptcy Code.

E. Related Relief

23. As of the Closing, this Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of the Acquired Assets and/or a bill of sale or assignment transferring indefeasible title and interest in the Acquired Assets, including the Assumed Contracts, to the Purchaser.

24. All pending objections to Cure Costs and/or the potential assignment of a lease that have not been resolved pursuant to the procedures set forth in the Bidding Procedures Order or this Order shall be reserved for resolution or adjudication at such other date and time as may be fixed by the Court.

25. Pursuant and subject to section 2.6 of the Purchase Agreement, (i) until one (1) business day prior to the Closing, the Purchaser will have the right to (a) add or remove any Designated Contract or Lease to be assumed and assigned to the Purchaser, or (b) designate any Lease as a Reserved Lease or a Contract as a Reserved Contract, and (ii) during the Post-Closing Designation Period, the Purchaser will have the right to designate any Reserved Lease or Reserved Contract as an Assumed Lease, a Designated Contract, or Excluded Asset, in each case in accordance with the terms of the Purchase Agreement; provided, that the validity of the assumption and assignment of any additionally designated Contract or Lease shall be subject to the Debtors’ and the Purchaser’s compliance with the procedures set forth in the following paragraph (the “Supplemental Designation Procedures”). During the Post-Closing Designation Period, the Debtors shall continue to operate the Transferred Business at the Transferred Locations subject to a Reserved Lease, and all costs and expenses incurred by Sellers in connection with such continued operations, including all amounts due and payable under the Reserved Leases and all other costs of operating such Transferred Locations (including all rent, utilities, insurance, labor, payroll expense, taxes, supplies, maintenance, and all other operating costs, fees and expenses) shall be borne solely by the Purchaser in the manner contemplated by paragraph 31.

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26. The Debtors shall file on the docket of the Chapter 11 Cases a notice (a “Supplemental Designation Notice”) of the proposed assumption and assignment of any additional Designated Contracts not included in the Cure Schedule and serve such Supplemental Designation Notice on the applicable Counterparties. Any objection by a Counterparty to the assumption and assignment of a Designated Contract included on a Supplemental Designation Notice must (i) meet the requirements for Contract Objection set forth in the Assumption and Assignment Procedures approved under the Bidding Procedures Order and (ii) be served on the Objection Recipients and counsel to the Purchaser within seven (7) days after such Supplemental Designation notice was filed and served (the “Supplemental Objection Deadline”). A Counterparty’s failure to timely file a Contract Objection shall result in: (i) the applicable Designated Contract being assumed and assigned effective as of the Supplemental Objection Deadline, (ii) the applicable Designated Contract being treated as an Assumed Contract within the meaning of this Order, and (iii) the Counterparty being forever barred and estopped from objecting to assumption or refusing to perform obligations owed under the Designated Contract, on the basis of: (a) the inaccuracy or incompleteness of the Cure Amount listed in the Assumption Notice; (b) the existence of any conditions to assumption must be satisfied under such executory contract or unexpired lease before it can be assumed; (c) any prohibition or restriction on assumption provided for under the Bankruptcy Code (including, but not limited to, any right or objection that a Counterparty may seek to assert under section 365(c) of the Bankruptcy Code) or other applicable law; or (d) the Purchaser’s alleged inability to provide adequate assurance of future performance. To the extent that the Debtors and the Purchaser cannot resolve any timely asserted Contract Objection to a Supplemental Designation Notice, this Court shall hold a hearing to resolve the dispute at its earliest availability following the passage of the Supplemental Objection Deadline; provided, however, that if the Contract Objection relates solely to a Cure Dispute, the Selected Designated Contract may be assigned to the Purchaser provided that the cure amount the Counterparty reasonably asserts is required to be paid under sections 365(b)(1)(A) and (B) of the Bankruptcy Code (or such lower amount as agreed to by the Counterparty) is deposited in a segregated account by the Debtors pending the Court’s adjudication of the Cure Dispute or the parties’ consensual resolution of the Cure Dispute; or (ii) if the Debtors adjourn their request to assume such Selected Designated Contract pending resolution of the Cure Dispute (an “Adjourned Cure Dispute”), to the extent the Adjourned Cure Dispute is resolved or determined unfavorably to the Debtors or Purchaser, the Debtors (with the consent of the Purchaser) may withdraw the proposed assumption of the applicable contract after such determination by filing a notice of withdrawal, which, in the case of a lease, shall be prior to the expiration of the applicable deadline to assume or reject unexpired leases under section 365(d)(4) of the Bankruptcy Code. Except as otherwise provided in this Order, upon the Court’s resolution of the Contract Objection or the parties’ resolution of the Contract Objection, the applicable Designated Contract shall be (i) assumed and assigned and (ii) deemed an Assumed Contract within the meaning of this Order, subject to entry of a Lease Assignment Order (as defined below) with respect to any Reserved Lease, as of the later of the Closing or the Supplemental Objection Deadline.

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27. Except with respect to any Reserved Lease (the cure, assumption, and assignment of which shall be governed exclusively by the Lease Designation Procedures set forth in paragraph 30 of this Order) and except with respect to a counterparty to any Designated Contract who filed a timely Cure Cost objection that has not been resolved prior to the Sale Hearing (each such counterparty, an “Unresolved Cure Objector”), (i) the Cure Cost set forth on the Assumption Notice filed at Docket No. 1326, as such Cure Costs may be amended by the Cure Schedule attached as Exhibit 2 hereto, as applicable, shall constitute findings of this Court and shall be final and binding on the counterparties to the Designated Contracts and their successors and designees upon the Closing and shall not be subject to further dispute or audit based on performance prior to the time of assumption and assignment, irrespective of the terms and conditions of such Designated Contracts; and (ii) each counterparty to a Designated Contract (other than a counterparty to a Reserved Lease) shall be deemed to have (a) consented to the assumption and assignment of the applicable Designated Contract and the payment of the proposed Cure Cost provided in the Assumption Notice, as such Cure Costs may be amended by the Cure Schedule attached as Exhibit 2 hereto, and (b) waived any right to assert or collect any other cure amount or enforce any default that may arise or have arisen prior to or as of the Closing Date. Each counterparty to a Designated Contract (other than an Unresolved Cure Objector) is hereby forever barred, estopped, and permanently enjoined from (i) asserting against the Purchaser or its property (including, without limitation, the Acquired Assets), any default arising prior to or existing as of the Closing, or any counterclaim, defense, recoupment, setoff, or any other interest asserted or assertable against the Debtors (except as otherwise provided herein), and (ii) imposing or charging against the Purchaser or its Affiliates, any accelerations, assignment fees, increases, or any other fees or charges as a result of the Debtors’ assumption and assignment to the Purchaser of the Designated Contracts in connection with the Transaction approved by this Order. Upon the resolution of any Unresolved Cure Objector’s Cure Cost objection, the provision of this paragraph shall, as applicable, apply in full to such Unresolved Cure Objector. For the avoidance of doubt, the rights of any counterparty to a Reserved Lease with respect to Cure Costs (including any amounts accruing after the Closing Date and prior to the assumption and assignment of such Reserved Lease) and adequate assurance of future performance shall be preserved and governed by the Lease Designation Procedures.

28. Any Contracts or Leases not designated as a Designated Contract, an Assumed Lease, a Reserved Lease or a Reserved Contract prior to the Closing shall be deemed to be Excluded Assets and Purchaser shall have no liability or obligation under any such Contracts or Leases not designated as a Designated Contract, an Assumed Lease, a Reserved Lease or a Reserved Contract prior to the Closing. The Debtors shall file rejection notices in accordance with the Order (I) Authorizing and Approving Procedures to Close Restaurants and Reject Executory Contracts and Unexpired Leases; and (II) Granting Related Relief [Docket No. 541] within five (5) business days of request from the Purchaser (including any request made after Closing and prior to the Lease Designation Deadline (as defined below) with respect to a Reserved Lease) solely to the extent that the Debtors conclude, in their business judgment, that such rejection is in the best interests of the estate. Upon rejection of any franchise agreement, the applicable franchisee shall have no continuing right to use any Acquired Assets, including, without limitation, Owned Intellectual Property, and each such franchisee shall be required to immediately cease holding itself out as a Transferred Business location and shall promptly commence and diligently pursue to completion de-identification and removal or covering of all signage associated with the Transferred Business or Acquired Assets, which obligations shall be in addition to any obligations under the applicable Franchise Agreement that are effective upon expiration or termination of such Franchise Agreement.

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29. Upon the Debtors’ assumption and assignment of the Designated Contracts to the Purchaser pursuant to this Order and the payment of the Cure Costs in accordance with this Order and the Purchase Agreement, no default shall exist under any Designated Contract being assumed and assigned pursuant to the Purchase Agreement and no counterparty to any such Designated Contract shall be permitted to declare or enforce a default by the Debtors or the Purchaser thereunder or otherwise take action against the Purchaser as a result of any Debtor’s financial condition, change in control, bankruptcy, or failure to perform any of its obligations under the applicable Designated Contract. For the avoidance of doubt, and without limiting the generality of the foregoing or the operability of any other relief obtained pursuant to this Order, any provision in a Designated Contract that prohibits or conditions, whether directly or indirectly, the assignment of such Designated Contract (including, without limitation, the granting of an interest therein) or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment shall be deemed an unenforceable anti-assignment provision that is void and of no force and effect solely with respect to the Transaction as approved by this Order; for the avoidance of doubt, such provision shall be effective for any future assignment of the applicable lease. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Designated Contract shall not be a waiver of such terms or conditions or of the Debtors’ or the Purchaser’s right, as applicable, to enforce every term and condition of such Designated Contract.

30. Notwithstanding anything to the contrary in this Order (including Finding AE & paragraph 2) or the Purchase Agreement, any unexpired lease of nonresidential real property that may be assumed and assigned under this Order and the Purchase Agreement, other than (a) the unexpired leases for the Debtors’ Hot Dog on a Stick restaurant locations at Muscle Beach and Redondo Beach Pier, which leases shall be assumed and assigned to the Purchaser at Closing as Assumed Contracts pursuant to the terms of this Order and (b) any unexpired lease that is rejected by the Debtors prior to or as of the Closing, shall be treated as a Reserved Lease, and the assumption and assignment of any such Reserved Lease shall be governed exclusively by the following procedures (the “Lease Designation Procedures”):

i.	During the period from the Closing Date through and including June 30, 2026 (the “Lease Designation Deadline”)—unless such date is extended by written agreement of the Purchaser (or its applicable affiliate), the Debtors, and the applicable counterparty to the Reserved Lease (the “Landlord”)—the Purchaser may designate any Reserved Lease for assumption and assignment by delivering written notice to the Debtors, whereupon the Debtors shall file a notice on the docket of the Chapter 11 Cases identifying the Reserved Leases being designated (a “Lease Designation Notice”) and serve such Lease Designation Notice on counsel for the Landlord by email (or, where counsel is not known, by email or overnight mail directly to the Landlord, or in accordance with the notice procedures set forth in the applicable Reserved Lease, or to the Landlord’s regular point of contact or facilities representative with whom the Debtors have communicated in the ordinary course of business with respect to such Reserved Lease). Each Lease Designation Notice shall be accompanied by delivery to the applicable Landlord (which delivery need not be filed on the docket) of (a) the identity of the proposed assignee; (b) evidence of adequate assurance of future performance within the meaning of section 365 of the Bankruptcy Code; and (c) the Purchaser’s good faith estimate of the applicable Cure Costs.

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ii.	Each Landlord reserves all rights under section 365 of the Bankruptcy Code and applicable non-bankruptcy law with respect to the assumption and assignment of its lease, including the right to assert and be heard on: (a) the amount of Cure Costs, including supplementation thereof; (b) adequate assurance of future performance by the Purchaser or its applicable affiliate; (c) the scope of liabilities to be assumed by the Purchaser, including accrued obligations; (d) non-monetary defaults, including obligations relating to repairs, maintenance, and insurance; and (e) common area maintenance charges, percentage rent, and other reconciliation or adjustment amounts. A Landlord wishing to object to the assumption and assignment of the Reserved Lease to which it is a counterparty on any basis must file such objection on the docket of the Chapter 11 Cases and serve a copy via email to (x) counsel for the Purchaser: Andrew J. Glendon (ajg@glendonlawgroup.com) of Glendon Law Group; (y) counsel for the Debtors: (1) Ted A. Dillman (ted.dillman@lw.com), Natasha Hwangpo (natasha.hwangpo@lw.com), Randall C. Weber-Levine (randall.weber-levine@lw.com), and Esteban Woo Kee (esteban.wookee@lw.com) of Latham & Watkins LLP and (2) Philip M. Guffy (pguffy@hunton.com) of Hunton Andrews Kurth LLP; and (z) counsel for the Creditors’ Committee: Kristopher M. Hansen (krishansen@paulhastings.com), Gabriel E. Sasson (gabesasson@paulhastings.com), and Charles M. Persons (charlespersons@paulhastings.com) of Paul Hastings LLP within seven (7) days after service of the Lease Designation Notice and delivery of the adequate assurance information required by subparagraph (i). The resolution of any such objection, including any briefing schedule and hearing, shall be governed by the applicable Bankruptcy Rules, Bankruptcy Local Rules, and Complex Case Procedures. If a Landlord does not file an objection as required by this paragraph within such seven (7) day period, the Debtors and the Purchaser may submit a proposed Lease Assignment Order (as defined below) to this Court under certificate of no objection.

iii.	The assumption and assignment of any Reserved Lease shall not become effective unless and until either (x) the Debtors, the Purchaser (or its applicable affiliate), and the applicable Landlord have executed a written agreement, in form and substance acceptable to each of the foregoing parties, memorializing the terms of assumption and assignment of such Reserved Lease, including the applicable Cure Costs, the scope of assumed obligations, and adequate assurance of future performance (each, a “Lease Amendment Agreement”) and this Court has entered an order authorizing and approving the assumption and assignment of such Reserved Lease on the terms set forth in the Lease Amendment Agreement (a “Lease Assignment Order”); or (y) in the absence of a Lease Amendment Agreement, this Court has entered a Lease Assignment Order determining that the requirements of section 365 of the Bankruptcy Code have been satisfied with respect to the proposed assumption and assignment of such Reserved Lease, including the applicable Cure Costs, adequate assurance of future performance, and the scope of obligations to be assumed by the Purchaser. In the event the Debtors, the Purchaser, and the applicable Landlord are unable to reach agreement on the terms of a Lease Amendment Agreement, or if a Landlord objects to the assumption and assignment of a Reserved Lease on any basis (including with respect to Cure Costs, adequate assurance of future performance, or the scope of assumed obligations), any party may request that this Court schedule a hearing to resolve such dispute at the earliest date available to the parties and the Court. This Court retains jurisdiction to adjudicate any disputes arising under these Lease Designation Procedures and to enter any Lease Assignment Order. For the avoidance of doubt, a Lease Assignment Order may be submitted for approval by stipulation of the parties; nothing in these Lease Designation Procedures shall be construed to require a hearing or contested proceeding as a condition to entry of a Lease Assignment Order where the Debtors, the Purchaser, and the applicable Landlord have reached agreement on the terms of assumption and assignment. Subject to paragraph (v) of these Lease Designation Procedures, the Debtors reserve the right to reject any Reserved Lease at any time prior to the assumption thereof; provided that the Debtors shall not reject any Reserved Lease prior to the earlier of (A) a request from the Purchaser pursuant to paragraph 28 of this Order or (B) the Lease Designation Deadline, unless (1) the Purchaser has failed to timely fund Post-Closing Designation Period Costs with respect to such Reserved Lease in accordance with the Purchase Agreement, or (2) continued performance under such Reserved Lease would, in the Debtors’ reasonable business judgment, result in material liability to the estates not covered by the Post-Closing Designation Funds.

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iv.	Upon entry of a Lease Assignment Order and the assumption and assignment of the applicable Reserved Lease to the Purchaser (or its applicable affiliate), pursuant to section 365(k) of the Bankruptcy Code, the Debtors and their estates shall be relieved of any liability for any breach of such lease occurring after such assignment.

v.	Nothing in this Order or the Purchase Agreement shall modify the obligations of the Debtors pursuant to section 365(d)(3) of the Bankruptcy Code with respect to any Reserved Lease until such time as such Reserved Lease is assumed and assigned or rejected. Nothing in this Order shall be deemed an extension of the Debtors’ time to assume or reject any unexpired lease of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code.

vi.	Any Reserved Lease that is not designated by the Purchaser on or before the Lease Designation Deadline shall be deemed an Excluded Asset, and the Debtors shall be authorized to reject such lease in accordance with the Bankruptcy Code without the Purchaser’s or the Landlord’s consent.

31. Pursuant to section 2.6(h)(ii) of the Purchase Agreement, the total Estimated Post-Closing Designation Period Costs actually delivered by the Purchaser to the Debtors (collectively, the “Post-Closing Designation Funds”) shall be deposited into and maintained in an account designated by the Debtors (the “Post-Closing Designation Account”). Notwithstanding any provision in this Order to the contrary, the Debtors shall have no right to use, transfer, encumber, or otherwise dispose of the Post-Closing Designation Funds except (i) to pay Post-Closing Designation Period Costs as they become due and payable in the ordinary course of operating the Transferred Locations subject to a Reserved Lease, (ii) to effectuate any payment to the Purchaser required pursuant to section 2.6(h)(ii) of the Purchase Agreement following delivery of the True-Up Statement, and (iii) to pay ordinary and reasonable bank fees or similar charges associated with the maintenance of the Post-Closing Designation Account. The Post-Closing Designation Funds shall not constitute property of the Debtors’ estates under section 541 of the Bankruptcy Code. No creditor, party in interest, or other Person (including any official committee appointed in the Bankruptcy Cases, any chapter 7 or chapter 11 trustee appointed or elected in the Bankruptcy Cases, and any successor to Sellers) shall have any right, claim, or interest in or to the Post-Closing Designation Funds.

32. Each and every federal, state and governmental agency or department, and any other person or entity, is hereby authorized and directed to accept any and all documents and instruments in connection with or necessary to consummate the Transaction contemplated by the Purchase Agreement.

33. Except as expressly provided in the Purchase Agreement, nothing in this Order shall be deemed to waive, release, extinguish or estop the Debtors or their estates from asserting, or otherwise impair or diminish, any right (including, without limitation, any right of recoupment), claim, cause of action, defense, offset or counterclaim in respect of any Assets or liabilities not constituting Acquired Assets.

34. All entities that are presently, or on the Closing may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on or prior to the Closing or such later date that such party and the Purchaser mutually agree.

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35. This Order and the Purchase Agreement shall be binding in all respects upon all pre-petition and post-petition creditors of the Debtors, all interest holders of the Debtors, any Court-appointed committee, all successors and assigns of the Debtors and their affiliates and subsidiaries, and any trustees, examiners, “responsible persons” or other fiduciaries appointed in the Chapter 11 Cases or upon a conversion of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, including a chapter 7 trustee, and the Purchase Agreement and Transaction shall not be subject to rejection or avoidance under any circumstances by any party. If any order under section 1112 of the Bankruptcy Code is entered, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that this Order and the rights granted to the Purchaser hereunder shall remain effective and, notwithstanding such dismissal, shall remain binding on all parties in interest. Any trustees, examiners, “responsible persons” or other fiduciaries appointed in the Chapter 11 Cases or upon a conversion of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, including a chapter 7 trustee, is bound by all terms of this Order and the Purchase Agreement. The Acquired Assets shall not be property of any converted estate. The Wrong Pockets, Further Assurances, Shared Services, and Transition Services obligations of the Debtors in the Purchase Agreement shall survive any conversion and are binding on any successor fiduciary, whether or not there is a conversion.

36. This Court shall retain jurisdiction to, among other things, interpret, implement, and enforce the terms and provisions of this Order, the Purchase Agreement, all amendments thereto and any waivers and consents thereunder and each of the agreements executed in connection therewith to which the Debtors are a party or which has been assigned by the Debtors to the Purchaser, and to adjudicate, if necessary, any and all disputes concerning or relating in any way to the Transaction, including any and all disputes with any counterparty to any executory contract or unexpired lease of the Debtors and any party that has, or asserts, possession, control or other rights in respect of any of the Acquired Assets; provided, that, in the event this Court abstains from exercising or declines to exercise such jurisdiction with respect to the Purchase Agreement, the Bidding Procedures Order, or this Order, such abstention, refusal, or lack of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter. This Court retains jurisdiction to compel delivery of the Acquired Assets, to protect the Debtors and their Assets, including, for the avoidance of doubt, the Acquired Assets, against any Liens, Claims, and Interests and successor and transferee liability and to enter orders, as appropriate, pursuant to sections 105(a) or 363 of the Bankruptcy Code (or other applicable provisions) necessary to transfer the Acquired Assets to the Purchaser.

37. At any time prior to the Closing, the Purchaser or the Debtors (after consulting with the Creditors’ Committee) may terminate the Purchase Agreement pursuant to the terms thereof without any penalty or liability to any of the parties to such agreements (or the Debtors’ estates), except as set forth in the Purchase Agreement.

38. The Purchase Agreement and any related agreements, documents, or other instruments may be modified, amended, supplemented or assigned by the parties thereto and in accordance with the terms thereof, without further order of this Court; provided, that any such modification, amendment, supplement or assignment does not have a material adverse effect on the Debtors’ estates, and provided, further, that any materially modified Purchase Agreement shall be filed with the Court.

39. From and after the Closing, Purchaser shall maintain, and provide access to, the books and records in a manner consistent with the Purchase Agreement.

40. Subject to satisfaction of the terms set forth in this paragraph, the objection [Docket Nos. 1095, 1197] (together, the “Insight Objection” and the security interests asserted therein, the “Insight Liens”) filed by Insight Capital LLC (“Insight”) is resolved, and neither the Insight Objection nor the Insight Liens shall provide a basis to delay the Closing. To the extent Insight holds a valid, perfected, and nonavoidable lien against any of the Acquired Assets, (i) the Acquired Assets shall be conveyed to the Purchaser free and clear of such lien, and (ii) any such lien shall attach to the proceeds of the Transaction with the same validity, extent, and priority as such lien had against the Acquired Assets immediately prior to the Closing, pursuant to sections 363(e) and 363(f) of the Bankruptcy Code. The net proceeds of the Transaction, after payment of any costs, expenses, and other amounts required to be paid in connection with the Closing pursuant to the Purchase Agreement (the “HDOS Sale Proceeds”), shall be deposited into an account maintained by the Debtors (the “HDOS Proceeds Account”) and shall be held in such account pending (i) a final, non-appealable order of this Court determining the validity, extent, and priority of the Insight Liens in the Adversary Proceeding (as defined below), (ii) a written agreement between the Debtors (or any successor thereto, including any liquidating trustee) and Insight regarding the disposition of the HDOS Sale Proceeds, or (iii) further order of this Court. For the avoidance of doubt, nothing in this paragraph shall constitute a finding or admission that Insight holds a valid, perfected, or nonavoidable lien against any of the Acquired Assets, and all rights of the Debtors and their estates with respect to the Insight Liens, including all claims and defenses asserted or assertable in the adversary proceeding filed at Case No. 26-03196 (the “Adversary Proceeding”) and/or any other proceeding, are expressly preserved.

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41. This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding any provision in the Bankruptcy Rules to the contrary, including but not limited to Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds there is no reason for delay in the implementation of this Order and, accordingly: (i) the terms of this Order shall be immediately effective and enforceable upon its entry and the 14-day stay provided for in Bankruptcy Rules 6004(h) and 6006(d) is hereby expressly waived and shall not apply; (ii) the Debtors are not subject to any stay of this Order or in the implementation, enforcement or realization of the relief granted in this Order; and (iii) the Debtors and the Purchaser may, each in its discretion and without further delay, take any action and perform any act authorized under this Order.

42. The Purchaser shall not be required to seek or obtain relief from the automatic stay under section 362 of the Bankruptcy Code, to give any notice permitted by the Purchase Agreement or to enforce any of its remedies under the Purchase Agreement or any other sale-related document. The automatic stay imposed by section 362 of the Bankruptcy Code is modified solely to the extent necessary to implement the preceding sentence; provided, however, that this Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

43. The provisions of this Order are non-severable and mutually dependent.

44. Neither the Purchaser nor the Debtors shall have an obligation to close the Transaction until all conditions precedent in the Purchase Agreement have been satisfied or waived in accordance with the terms thereof.

45. In the event of any inconsistency between this Order and the Purchase Agreement, and solely to the extent of such inconsistency, the terms of this Order shall control.

46. All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

Signed: May 19, 2026

/s/ Alfredo Pérez
Alfredo R. Pérez
United States Bankruptcy Judge

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